    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999
                                            REGISTRATION STATEMENT NO. 333-70833
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                               ------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                     LEVEL ONE COMMUNICATIONS, INCORPORATED
             (Exact name of registrant as specified in its charter)

             DELAWARE                               33-0128224
  (State or other jurisdiction of      (I.R.S. Employer Identification No.)
  incorporation or organization)

                                9750 GOETHE ROAD
                          SACRAMENTO, CALIFORNIA 95827
                    (Address of Principal Executive Offices)

                                   JOHN KEHOE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                     LEVEL ONE COMMUNICATIONS, INCORPORATED
                                9750 GOETHE ROAD
                          SACRAMENTO, CALIFORNIA 95827
                                 (916) 855-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                                GILLES S. ATTIA
                               WILLIAM W. BARKER
                               Graham & James LLP
                          400 Capitol Mall, Suite 2400
                          Sacramento, California 95814
                           Telephone: (916) 558-6700
                           Facsimile: (916) 441-6700
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.
                            ------------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO        OFFERING PRICE            AGGREGATE              REGISTRATION
         SECURITIES TO BE REGISTERED            BE REGISTERED       PER SHARE(1)         OFFERING PRICE(1)             FEE(2)
Common Stock, $.001 par value per share......     2,551,752            $37.50               $95,690,700              $26,602.01

(1) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock of the Registrant on January 12, 1999, as reported on the Nasdaq National Market.
(2) Registration fee previously paid.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS

                                     [LOGO]

                     LEVEL ONE COMMUNICATIONS, INCORPORATED
                        2,551,752 shares of Common Stock

    These shares of common stock are being sold by the selling stockholders listed beginning on page 6. Level One will not receive any proceeds from the sale of these shares.

    Level One's common stock is traded on the Nasdaq National Market under the
symbol "LEVL." The last reported sale price on February   , 1999 was $    per
share.

    The common stock may be sold in transactions on the Nasdaq National Market at market prices then prevailing, in negotiated transactions, or otherwise. See "Plan of Distribution."

                            ------------------------

                     THIS OFFERING INVOLVES MATERIAL RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is February   , 1999

                                ABOUT LEVEL ONE

    Level One designs and sells semiconductor chips in the semiconductor industry. Our products are described as application specific standard integrated circuits, or "ASSPs." Our products are used for high-speed analog and digital signal transmission, to build and connect networks to systems that transport information, within an office or around the world. Our products are used to produce systems for local area networks, called "LANs," wide area networks, called "WANs," and public telephone transmission networks. LANs, WANs, and telephone transmission networks are what makes it possible for you to use intranets, the Internet, and the World Wide Web. Level One combines its strengths as an industry leader in analog and digital circuit design with its communications systems expertise to produce solutions with increased functionality.

    Level One was incorporated in California in November 1985 and reincorporated in Delaware in December 1998. Our executive offices are located at 9750 Goethe Road, Sacramento, California 95827. Our telephone number is (916) 855-5000.

                                  RISK FACTORS

    This prospectus and information incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of different factors, including those discussed in "Risk Factors" or incorporated by reference into this prospectus.

OUR RELIANCE ON THIRD PARTIES TO MANUFACTURE, ASSEMBLE AND TEST OUR PRODUCTS MAY
  RESULT IN INCREASED COSTS OR DELAYS

    Because we do not manufacture the silicon wafers used for our products, we depend on our wafer suppliers to produce wafers in sufficient quantities to meet customer demand at acceptable yields and at competitive prices. We also depend on wafer suppliers to assemble, test and deliver wafers on time. In 1994 and 1995, our foundries reduced shipments without prior notice to us which resulted in increased costs and delays and required us to transfer the production of some products to a new foundry. Supply agreements with wafer suppliers cannot eliminate this risk since our suppliers may not be able to produce enough wafers to meet increased demand because of their own capacity limitations.

IN ORDER TO COMPETE EFFECTIVELY IN THE SEMICONDUCTOR INDUSTRY, WE NEED TO
  CONTINUALLY DEVELOP NEW PRODUCTS THAT GAIN MARKET ACCEPTANCE

    In the semiconductor industry, price competition is intense and product life cycles are short. As a result, the average selling price for our products decreases rapidly as new or competing products are introduced. To compensate, we rely on obtaining yield improvements to reduce manufacturing costs and on introducing new products which incorporate advanced features that result in higher average selling prices. To the extent that we do not successfully develop and timely introduce new products that achieve market acceptance, or to the extent that we do not achieve sufficient cost reductions on existing products to maintain margins, we may be adversely impacted.

    To be successful, we must identify new product opportunities, stay ahead of the competition so that their products will not render our products obsolete or noncompetitive, and gain market acceptance of our products with target customers. Because of the increasing complexity of our new products, we could experience delays in completing development and introduction of new products that could adversely impact our anticipated market share for new products. We may be adversely affected by a failure in any of these areas.

OUR RECENT ACQUISITIONS PLACE A STRAIN ON OUR MANAGEMENT AND PERSONNEL RESOURCES

    In July 1998, we acquired Acclaim Communications, Inc. In late November 1998, we acquired Jato Technologies, Inc. In order to successfully integrate these two newly acquired businesses and successfully manage our existing business, we will need to expand and refine our management and personnel resources. We will also need to significantly increase our development, testing, quality control, marketing, logistics and service capabilities. If we do not effectively expand and deploy our resources to meet these needs, our business may be adversely impacted.

ASSERTING AND DEFENDING INTELLECTUAL PROPERTY RIGHTS MAY IMPACT RESULTS OF
  OPERATIONS REGARDLESS OF SUCCESS

    In the semiconductor industry, competitors often assert intellectual property infringement claims against one another. The success of our business depends on our ability to successfully defend our intellectual property. This litigation may have a material impact on our financial condition regardless of whether or not we are successful. There is no assurance that we will be successful in defending or asserting our intellectual property rights.

EXCESS OR INSUFFICIENT INVENTORIES MAY ADVERSELY IMPACT OUR REVENUES AND
  EARNINGS

    If we produce excess or insufficient product inventories because we do not accurately anticipate customer demand, our revenues and earnings could be materially adversely impacted. This may happen for three reasons: First, some of our customers place orders with long lead-times, which may be cancelled or rescheduled without significant penalty. Second, our inventory risk increases during periods of strong demand and/or restricted semiconductor capacity because, based on our past experience, customers often over-order to assure adequate supply and then may cancel or postpone orders without notice or significant penalty if other product becomes available. Third, component shortages from our customers' suppliers could cause our customers to cancel or delay plans to incorporate our products into the design of target products, resulting in the cancellation or delay of orders for our products.

THE COMPLETION OF OUR 4% CONVERTIBLE NOTE OFFERING HAS INCREASED OUR INTEREST
  EXPENSE AND MAY LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING FOR WORKING CAPITAL, ACQUISITIONS OR OTHER PURPOSES

    We incurred approximately $115 million in additional debt as a result of our issuance of 4% Convertible Subordinated Notes due 2004 in September 1997. These notes increased our ratio of long-term debt to total capitalization from 3.0% at September 28, 1997, to 44.6% at September 27, 1998. This increased leverage has increased our interest expense substantially. This increased leverage could adversely affect our ability to obtain additional financing for working capital, acquisitions or other purposes and could make us more vulnerable to economic downturns and competitive pressures. This increased leverage could also affect our liquidity, as a substantial portion of available cash from operations may have to be applied to meet debt service requirements and, in the event of a cash shortfall, we could be forced to reduce other expenditures and/or forego potential acquisitions to be able to meet such requirements.

THE FAILURE OF OUR KEY SUPPLIERS TO BE YEAR 2000 COMPLIANT AND OUR FAILURE TO
  DEVELOP YEAR 2000 CONTINGENCY PLANS COULD CAUSE US TO EXPERIENCE MANUFACTURING INTERRUPTIONS OR DELAYS THAT COULD ADVERSELY IMPACT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS

    We are currently in the process of determining whether there are any critical areas in our business that are not Year 2000 compliant. We have begun a comprehensive project to prepare our computer systems for the Year 2000. We presently estimate that the total cost of addressing our Year 2000 problems will be approximately $100,000, of which approximately 5% has been expended to date. This cost estimate was derived utilizing numerous assumptions, including the assumption that we have already identified our most significant Year 2000 problems and that the assessment, remediation and contingency plans of our third party suppliers will be fulfilled in a timely manner without significant additional cost to us.

    We believe that there is a remote possibility of an adverse impact on our business due to problems with our internal systems or products. Our products have no date specific functions or date dependencies and will operate according to published specifications through the Year 2000 and dates into the 21st century.

    As part of our Year 2000 assessment, we are contacting key suppliers of products and services to determine whether such suppliers' operations, products and services are Year 2000 capable and/or to monitor their progress toward Year 2000 compliance. If our suppliers are not Year 2000 compliant, we could experience manufacturing interruptions or shutdowns, decreased yields, quality inconsistencies, delayed or inaccurate product testing, delivery delays, or service interruptions. It is possible that one or more of these problems could have a material adverse effect on our business, financial condition, or results of operations.

    There is also a risk because we have not yet fully developed Year 2000 contingency plans to address any failure of our Year 2000 assessment to identify and remediate significant Year 2000 risks to our business operations. Development of contingency plans is in progress and will continue during calendar year 1999. Such plans could include accelerating replacement of affected equipment or software, using back-up equipment and software, developing temporary manual procedures to compensate for system deficiencies, and identifying Year 2000 capable suppliers and service providers. There can be no assurance that any such contingency plans would adequately address the Year 2000 problem. The failure to develop a successful contingency plan could result in significant delays and inefficiency in our business which could have a material adverse effect on our business, financial condition and results of operations.

                              SELLING STOCKHOLDERS

    The selling stockholders listed below received their shares of Level One common stock in connection with the acquisition by Level One of Jato Technologies, Inc., whereby the selling stockholders exchanged their shares of Jato Technologies for shares of Level One.

    Except as described in the table, none of the selling stockholders has held any position or office or had a material relationship with Level One or any of its affiliates within the past three years other than as a result of the ownership of Level One's common stock.

                                                                                                     SHARES
                                                                                    SHARES        BENEFICIALLY
                                                                SHARES WHICH       ISSUABLE       OWNED AFTER
                                                  SHARES        MAY BE SOLD          UPON           OFFERING
                                               BENEFICIALLY   PURSUANT TO THIS   EXERCISE OF    ----------------
SELLING STOCKHOLDER                              OWNED(1)      PROSPECTUS(2)      OPTIONS(3)    NUMBER   PERCENT
---------------------------------------------  ------------   ----------------   ------------   ------   -------
Michael C. Gibson............................       3,453              1,146          2,307      --       --
Brooks Ivey..................................      27,431             21,025          6,406      --       --
Lawrence Rubin...............................       5,277              2,150          3,127      --       --
Robert O. Sharp..............................       3,453              1,146          2,307      --       --
Walter Thirion...............................   1,627,371          1,627,371         --          --       --
Floyd Watson.................................       1,433              1,433         --          --       --
Michael Elswick..............................      83,718              9,174         74,544      --       --
Peter Rauch..................................      83,718              9,174         74,544      --       --
Kelley Guest.................................      26,997             22,936          4,061      --       --
MSD and SLD Charitable
  Trusts Investing Partnership...............     802,782            802,782         --          --       --
Joel Rollins.................................      27,160              6,422         20,738      --       --
WSGR Retirement Plan
  FBO David J. Segre.........................       3,207              3,207         --          --       --
WSGR Retirement Plan
  FBO Kenneth M. Siegel......................       3,207              3,207         --          --       --
WSGR Retirement Plan
  FBO Aaron J. Alter.........................       3,207              3,207         --          --       --
Morton L. Topfer.............................      22,936             22,936         --          --       --
WS Investment Company 97B....................      14,436             14,436         --          --       --

------------------------

(1) Includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 4, 1999, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) See "Plan of Distribution".

(3) Represents shares issuable upon exercise of options assumed by Level One that are exerciseable within 60 days of February 4, 1999. If any of the options are exercised before the end of the escrow period described in the Agreement and Plan of Reorganization by and among Level One, Thunderhill Acquisition Corp. and Jato Technologies, Inc., ten percent of the shares issued upon such exercise will be deposited into the escrow fund in accordance with the terms of the Agreement and Plan of Reorganization.

                              PLAN OF DISTRIBUTION

    The common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders, including in one or more of the following transactions:

    - on the Nasdaq National Market;

    - in the over-the-counter market;

    - in transactions other than on the Nasdaq National Market or in the over-the-counter market;

    - in connection with short sales;

    - by pledge to secure debts and other obligations;

    - in connection with the writing of options, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

    - in a combination of any of the above transactions; or

    - pursuant to Rule 144, assuming the availability of an exemption from registration.

    The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or at fixed prices.

    Broker-dealers that are used to sell shares will either receive discounts or commissions from the selling stockholders, or will receive commissions from the purchasers for whom they acted as agents.

    The sale of common stock by the selling stockholders is subject to compliance by the selling stockholders with certain contractual restrictions with Level One including certain restrictions contained in a registration rights agreement between Level One and the selling stockholders. There can be no assurance that the selling stockholders will sell all or any of the common stock.

    Level One has agreed to keep this prospectus effective until such time as each selling stockholder may sell all of their shares of common stock pursuant to Rule 144 in a single three-month period. Level One intends to deregister any of the common stock not sold by the selling stockholders immediately after that date.

    Level One and the selling stockholders have agreed to customary indemnification obligations with respect to the sale of the common stock by use of this prospectus.

                                 LEGAL MATTERS

    Graham & James LLP, Sacramento, California, has passed on the validity of the shares.

                                    EXPERTS

    The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    Level One files reports with the SEC on a regular basis that contain financial information and results of operations. You may read or copy any document that Level One files with the SEC at the SEC's Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC for further information at 1-800-SEC-0330. Level One's SEC filings are also available at the SEC's web site at www.sec.gov.

                           INCORPORATION BY REFERENCE

    To avoid repeating information in this prospectus that has already been filed with the SEC, we have "incorporated by reference" the following SEC filings of Level One (SEC File No. 22068). This information is considered a part of this prospectus. Those documents are:

    (1) Form 10-K for the year ended December 29, 1997;

    (2) Form 10-Q for the quarters ended March 29, June 28 and September 27,
       1998;

    (3) Form 8-K, Form 8-K/A (Amendment No. 1), Form 8-K/A (Amendment No 2) and Form 8-K/A (Amendment No. 3), filed with the SEC July 17, September 21, October 7, and December 16, 1998, respectively;

    (4) Form 8-K filed with the SEC on November 20, 1998;

    (5) Form 8-K and Form 8-K/A (Amendment No. 1) filed with the SEC on December 9, 1998, and February 3, 1999, respectively;

    (6) Description of common stock in Item 1 and 2 of Form 8-A filed on July 9, 1993; and

    (7) All other documents subsequently filed under Sections 13(a), 13(c), 14 or 15(d).

    We will send you a copy of these filings, at no cost to you, if you write or call us:

                               Investor Relations
                     Level One Communications, Incorporated
                                9750 Goethe Road
                          Sacramento, California 95827
                                 (916) 855-5000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ---
About Level One...................................   2
Risk Factors......................................   3
Selling Stockholders..............................   6
Plan of Distribution..............................   7
Legal Matters.....................................   7
Experts...........................................   7

                                2,551,752 SHARES

                           LEVEL ONE COMMUNICATIONS,
                                  INCORPORATED

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               FEBRUARY   , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Level One will pay all expenses incident to the offering and sale to the public of the Shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee..............................  $26,602
NASDAQ National Market listing fee................  $17,500
Legal fees and expenses...........................  $15,000
Accounting fees and expenses......................  $10,000
Miscellaneous expenses............................  $20,000
                                                    -------
  Total...........................................  $89,102
                                                    -------
                                                    -------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Level One has provisions in its certificate of incorporation which eliminate the liability of Level One's directors to Level One and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware and provisions which authorize Level One to indemnify its directors, officers and employees to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Level One's bylaws provide that Level One shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

    In addition, Level One has entered into agreements with its directors and executive officers that will require Level One, among other things, to indemnify them against certain liabilities that may arise by reason of their status of service as directors or executive officers to the fullest extent not prohibited by law.

    The indemnification provisions in the bylaws and the indemnification agreements entered into between Level One and its directors and officers may be sufficiently broad to permit indemnification of Level One's directors and officers for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS

 2.1*      Agreement and Plan of Reorganization by and between Level One, Thunderhill
             Acquisition Corp. and Jato Technologies, Inc.
 4.1**     Certificate of Incorporation of Level One.
 4.2**     Bylaws of Level One.
 4.3***    Registration Rights Agreement by and among Level One and the former stockholders of
             Jato Technologies, Inc.
 5.1****   Opinion of Graham & James LLP.
23.1+      Consent of Arthur Andersen LLP, Independent Public Accountants.
23.3****   Consent of Counsel (included in Exhibit 5.1).
24.1****   Power of Attorney (included on page II-4).

------------------------

   * Filed with Level One's Form 8-K filed with the Commission on December 9, 1998, and incorporated by reference herein (the "Form 8-K").

  ** Incorporated by reference to Level One's Registration Statement on Form S-8 filed with the Commission on February 5, 1999.

 *** Included as an exhibit to the Agreement and Plan of Reorganization filed with the Form 8-K and incorporated by reference herein.

**** Previously filed.

   + Filed herewith.

ITEM 17. UNDERTAKINGS

    A. UNDERTAKING PURSUANT TO RULE 415

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

    B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 5th day of February, 1999.

                                          LEVEL ONE COMMUNICATIONS,
                                          INCORPORATED
                                          By: /s/ JOHN KEHOE
                                             -----------------------------------
                                             John Kehoe
                                             Senior Vice President
                                             and Chief Financial Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Robert S. Pepper and John Kehoe, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 5th day of February, 1999, in the capacities indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                          *                             President, Chief Executive Officer and Director
     -------------------------------------------        (Principal Executive Officer)
               Robert S. Pepper, Ph.D.

                    /s/ JOHN KEHOE                      Senior Vice President and Chief Financial Officer
     -------------------------------------------        (Principal Financial OFficer)
                      John Kehoe

                          *                             Director
     -------------------------------------------
                  Thomas J. Conners

                          *                             Director
     -------------------------------------------
                   Paul Gray, Ph.D.

                          *                             Director
     -------------------------------------------
                    Martin Jurick

                          *                             Director
     -------------------------------------------
                    Henry Kressel

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                          *                             Director
     -------------------------------------------
                   Joseph P. Landy

                          *                             Director
     -------------------------------------------
               Kenneth A. Pickar, Ph.D.

*By:       /s/ JOHN KEHOE
      -------------------------
             John Kehoe
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
 2.1*       Agreement and Plan of Reorganization by and between Level One, Thunderhill Acquisition Corp. and Jato
             Technologies, Inc....................................................................................
 4.1**      Certificate of Incorporation of Level One.............................................................
 4.2**      Bylaws of Level One...................................................................................
 4.3***     Registration Rights Agreement, by and among Level One and the former stockholders of Jato Technologies
             Inc..................................................................................................
 5.1****    Opinion of Graham & James LLP.........................................................................
23.1+       Consent of Arthur Andersen LLP, Independent Public Accountants........................................
23.3****    Consent of Counsel (included in Exhibit 5.1)..........................................................
24.1****    Power of Attorney (included on page II-4).............................................................

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   * Filed with the Registrant's Form 8-K filed with the Commission on December 9, 1998, and incorporated by reference herein (the "Form 8-K").

  ** Incorporated by reference to Level One's Registration Statement on Form S-8 filed with the Commission on February 5, 1999.

 *** Included as an exhibit to the Agreement and Plan of Reorganization filed with the Form 8-K and incorporated by reference herein.

**** Previously filed.

   + Filed herewith.